SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of September 8, 2004, is among UNITED AUTO GROUP, INC. (the “Company”); the other persons or entities which are listed on the signature pages hereof as debtors or which from time to time become parties hereto as debtors (collectively, including the Company, the “Debtors” and individually each a “Debtor”); and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC (“DCSNA”), in its capacity as agent for the Lenders referred to below (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company entered into the Second Amended and Restated Credit Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”) with various financial institutions and the Agent, pursuant to which such financial institutions agreed to make loans to, and issue or participate in letters of credit for the account of, the Company;

WHEREAS, the Debtors previously executed and delivered the Amended and Restated Security Agreement dated as of December 23, 1999 (as amended, the “Prior Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior Agreement is hereby amended and restated in its entirety to read, and the parties hereto agree, as follows:

1. Definitions. When used herein, (a) the terms Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, Goods, Instrument, Inventory, Investment Property, Letter of Credit Rights, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the respective meanings assigned thereto in the UCC (as defined below), (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

Account Debtor means the party who is obligated on or under any Account Receivable, Contract Right or General Intangible.

Account Receivable means, with respect to any Debtor, any right of such Debtor to payment for goods sold or leased or for services rendered.

Assignee Deposit Account — see Section 4.

Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

Computer Hardware and Software means, with respect to any Debtor, all of such Debtor’s rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

Contract Right means, with respect to any Debtor, any right of such Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

Default means the occurrence of any Event of Default.

Excluded Contracts means (1) the Young JV Agreement and (2) to the extent the grant of a security interest therein would constitute a violation of a Permitted Restriction that is valid and enforceable (and not ineffective under Section 9-406 or 9-408 of the UCC) in favor of a third party on such grant, unless and until any required consents shall have been obtained, any franchise, dealer, framework, floor plan financing or similar agreement between the Company or any of its Subsidiaries or Affiliates, on the one hand, and any automobile manufacturer or any of such automobile manufacturer’s subsidiaries or affiliates, on the other hand.

General Intangibles means, with respect to any Debtor, all of such Debtor’s “general intangibles” as defined in the UCC and, in any event, includes (without limitation) all of such Debtor’s trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

Intellectual Property means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia and other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

Liabilities means, as to each Debtor, all obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, the Guaranty, any other Loan Document or any other document or instrument executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor’s Accounts Receivable, Contract Rights and General Intangibles.

UCC means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, as used in Section 8 hereof, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

Young JV Agreement means the Joint Venture Formation Agreement, dated as of January 31, 1998, among the Company, Young Automotive Group, LLC, an Indiana limited liability company, and certain other parties.

2. Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a continuing security interest in, the following, whether now or hereafter existing or acquired:

All of such Debtor’s:

(i) Accounts Receivable;

(ii) Certificated Securities;

(iii) Chattel Paper;

(iv) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(v) Contract Rights;

(vi) (vii) (viii) (ix)	Deposit Accounts; Documents; Financial Assets; General Intangibles;

(x) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(xi) (xii) (xiii) (xiv) (xv) (xvi) (xvii) (xviii) (xix)	Instruments;
Intellectual Property;
Investment Property;
money (of every jurisdiction whatsoever);
Security Entitlements;
Uncertificated Securities;
Letter of Credit Rights;
Commercial Tort Claims;
Supporting Obligations; and

(xx) to the extent not included in the foregoing, all other personal property and assets of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defect or infringement of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing; provided that “Collateral” shall not include (x) to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is not ineffective under Section 9-406, 9-407 or 9-408 of the UCC) the assignment thereof, and the grant of a security interest therein, such Debtor’s rights in such lease or license (but not any proceeds thereof), for so long as such prohibition continues, it being understood that upon request of the Agent, such Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Agent in such Debtor’s rights under such lease or license, (y) any Excluded Contract (but not any proceeds thereof) and (z) any Investment Property that consists of equity securities of an issuer that is (1) a Subsidiary of any Debtor to the extent (but only to the extent) that the grant of a security interest therein would constitute a violation of a Permitted Restriction that is valid and enforceable or (2) a Foreign Subsidiary of any debtor in excess of 65% of the total combined voting power of all equity securities of such Foreign Subsidiary.

3. Warranties. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Agent or in connection with Liens expressly permitted by the Credit Agreement (“Permitted Liens”)) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute and deliver this Agreement and perform such Debtor’s obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Agent or any Lender is and will be true and correct in all material respects as of the date furnished; (iv) such Debtor’s true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after January 1, 1999); (v) each other location where such Debtor maintains a place of business or keeps Goods is set forth on Schedule II hereto; (vi) except as set forth on Schedule III hereto, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as set forth on Schedule III hereto, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) Schedule IV hereto contains a complete listing of all of such Debtor’s Intellectual Property which is subject to registration statutes; (ix) Schedule V hereto contains a complete listing of all of such Debtor’s Deposit Accounts and all of the Debtor’s Instruments with a face amount in excess of $1,000,000, Investment Property with a value in excess of $1,000,000, Letter-of-Credit Rights with a value in excess of $1,000,000, Documents with a value in excess of $1,000,000 and Commercial Tort Claims which claims damages in excess of $1,000,000; (x) such Debtor is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization; (xi) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor’s corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter, by-laws, operating agreement or partnership agreement of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xii) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (xiii) such Debtor has not performed any act which might prevent the Agent from enforcing any of the terms of this Agreement or which could limit the Agent in any such enforcement; (xiv) no Collateral is in the possession of any Person (other than such Debtor) asserting any claim thereto or security interest therein (other than Permitted Liens), except that the Agent or its designee may have possession of Collateral as contemplated hereby; and (xv) such Debtor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to result in a Material Adverse Effect.

4. Collections, etc.

(a) Until such time during the existence of a Default as the Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any party obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Agent during the existence of a Default, each Debtor will, at its own expense, notify any party obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder.

(b) Upon request by the Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivery is made to the Agent. Each Debtor will comply with the terms and conditions of any consent given by the Agent pursuant to the foregoing sentence.

(c) During the existence of a Default, all items or amounts which are delivered by any Debtor to the Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an “Assignee Deposit Account”) of such Debtor with a financial institution selected by the Agent over which the Agent has sole dominion and control, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as the Agent may determine, and the Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

(d) At any time that a Default exists, the Agent (or any designee of the Agent) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

5. Certificates, Schedules and Reports. Each Debtor will from time to time, as the Agent may request, deliver to the Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Agent may reasonably specify. Each Debtor shall immediately notify the Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which could reasonably be expected to have a Material Adverse Effect, and such notice shall specify the amount of such loss or depreciation.

6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Agent) and do such other acts and things (including delivery to the Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Agent to file any financing statement or any amendment thereto that (i) indicates the Collateral (x) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement is filed, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contains any other information required by Part 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement is filed regarding the sufficiency or filing office acceptance of any financing statement, including (x) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates); (b) will keep all its Inventory, Equipment and other Goods at, and will not maintain any place of business at any location other than, its address(es) shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Agent not less than 10 days’ prior written notice; (c) will not change its state of organization or incorporation and will not change its name, identity or organizational structure such that any financing statement filed to perfect the Agent’s interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Agent not less than 10 days’ prior written notice of such change (provided that this clause 6(c) shall not be deemed to authorize any change or transaction prohibited under the Credit Agreement); (d) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (e) will furnish the Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Agent may from time to time reasonably request; (f) will permit the Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor’s Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Agent during the existence of a Default, deliver to the Agent all of such records and papers; (g) will, upon request of the Agent, stamp on its records concerning the Collateral, and add on all Instruments and tangible Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder (which notation on Instruments or Chattel Paper may state, if the Agent requests, that any purchase (as defined in Section 1-201(32) of the UCC) of such Instrument or Chattel Paper is in violation of the Agent’s rights); (h) except for the sale or lease of Inventory in the ordinary course of business, sales of Equipment which is no longer useful in its business or which is being replaced by other Equipment, and for Dispositions permitted by Section 9.10 of the Credit Agreement, will not sell, lease, assign or create or permit to exist any Lien on any Collateral other than Permitted Liens; (i) will at all times keep all of its Inventory and other Goods insured as required by Section 9.3 of the Credit Agreement and cause all policies covering the Collateral to provide that loss thereunder shall be payable to the Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Agent may determine), and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent; (j) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition; (k) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (l) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods, other than with respect to Equipment which is no longer useful in its business; (m) will, upon request of the Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Agent in the Equipment covered thereby and (ii) deliver all such certificates to the Agent or its designees; (n) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (o) except as listed on Schedule VI, will keep all of the tangible Collateral, Deposit Accounts and Investment Property in the United States; (p) will promptly notify the Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim which is claiming damages in excess of $1,000,000 after the date hereof against any third party, and thereupon this Agreement shall be deemed amended to include a specific reference (sufficient under Section 9-108 of the UCC) to such Commercial Tort Claim; (q) will promptly notify the Agent in writing upon becoming the beneficiary under any letter of credit and, at the request of the Agent, pursuant to an agreement in form and substance satisfactory to the Agent, either (A) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Agent of such letter of credit or (B) arrange for the Agent to become the transferee beneficiary of such letter of credit; (r) will promptly notify the Agent in writing if such Debtor holds or acquires an interest in any Electronic Chattel Paper and, at the request of the Agent, take such action as the Agent may reasonably request to vest control, under Section 9-105 of the UCC, of such Electronic Chattel Paper in the Agent; and (s) acknowledges and agrees that it is not authorized to file any financing statement in favor of the Agent or amendment thereto without the prior written consent of the Agent and that it will not do so without the prior written consent of the Agent, subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.

Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default shall be existing, the Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Agent do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Agent for all costs and expenses incurred by the Agent in the exercise of its rights under this Section 6. Notwithstanding the foregoing, the Agent shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement, except to the extent caused by the gross negligence or wilful misconduct of the Agent.

7. Default.

(a) Whenever any Default shall be existing, the Agent may exercise from time to time any right or remedy available to it under the UCC, under any other applicable law and in Section 4 and this Section 7.

(b) Each Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Agent, and (ii) at the Agent’s request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority.

(c) Notice of the intended disposition of any Collateral may be given by first-class mail, hand-delivery (through a delivery service or otherwise), facsimile or E-mail, and shall be deemed to have been “sent” upon deposit in the U.S. mails with adequate postage properly affixed, upon delivery to an express delivery service, upon the electronic submission through telephonic services or, if by facsimile transmission, when sent against mechanical confirmation of successful transmission, as applicable. Each Debtor hereby agrees and acknowledges that: (i) with respect to Collateral that is (A) perishable or threatens to decline speedily in value or (B) is of a type customarily sold on a recognized market (including, but not limited to, Investment Property), no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i), any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition.

(d) Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

(e) Any cash proceeds of any disposition by the Agent of any of the Collateral shall be applied by the Agent to payment of expenses in connection with the Collateral, including Attorney Costs, and thereafter to the payment of any and all of the Liabilities in such order of application as the Agent may from time to time elect. The Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Agent with a written demand to apply or pay over such noncash proceeds on such basis.

8. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Agent in good faith or by reason of any act or omission by the Agent pursuant to instructions from any Debtor.

To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title if not in violation of applicable law, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral, or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being specifically referred to in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to a Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

9. General. Each Debtor agrees that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. The Debtors hereby ratify their authorization contained in Section 6(a) for the Agent to have filed in any Uniform Commercial Code jurisdiction prior to the date hereof any financing statement or amendment thereto filed prior to the date hereof.

All notices hereunder shall be in writing (including facsimile transmission) and shall be sent, in the case of any Debtor, to the address of the Company set forth on Schedule 13.3 of the Credit Agreement and, in the case of the Agent, at its address set forth on Schedule 13.3 to the Credit Agreement, or to such other address as each such party may, by written notice received by the other parties, have designated as its address for such purpose; provided that notices to the Agent pursuant to Section 6(b), (c), (p), (q) or (r) may be delivered by email addressed to Michele Nowak at the Agent at mn7@daimlerchrysler.com (or such other email address as the Agent shall provide to the Company from time to time). Notices sent by facsimile transmission or e-mail shall be deemed to have been given when sent against mechanical confirmation of successful transmission; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

Each of the Debtors agrees to pay all expenses, including Attorney Costs paid or incurred by the Agent or any Lender in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Agent or such Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Lender had not been made.

Notwithstanding the foregoing, if (a) in accordance with the provisions of clause (g) of Section 9.10 of the Credit Agreement the Company or any of its Subsidiaries makes a Disposition of the stock of any Subsidiary that is one of the Debtors (a “Sold Subsidiary”), or (b) a Subsidiary that is one of the Debtors is dissolved as permitted by the provisions of Section 9.5 of the Credit Agreement (a “Dissolved Subsidiary”) then this Security Agreement shall, simultaneously with such Disposition or dissolution, automatically cease and terminate and be of no further force and effect as to the Sold Subsidiary or Dissolved Subsidiary (as the case may be), and the Agent shall execute and deliver such documents as the Company shall reasonably request to confirm the termination of this Security Agreement with respect to, and to release all security interests granted hereunder with respect to all Collateral owned by, the Sold Subsidiary of Dissolved Subsidiary (as the case may be).

This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York (except to the extent that, pursuant to New York law, the perfection, the effect of perfection or nonperfection or the priority of any security interest granted hereunder may be determined in accordance with the laws of a different jurisdiction). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

The rights and privileges of the Agent hereunder shall inure to the benefit of its successors and assigns.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Agent a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR IN ANY JURISDICTION IN WHICH A BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LEGAL OR EQUITABLE PROCEEDING IS PENDING AGAINST ANY ONE OR MORE OF THE DEBTORS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF ITS CHIEF EXECUTIVE OFFICE SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF EACH DEBTOR, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

ATLANTIC AUTO FUNDING CORPORATION

ATLANTIC AUTO SECOND FUNDING CORPORATION

ATLANTIC AUTO THIRD FUNDING CORPORATION AUTO MALL PAYROLL SERVICES, INC.

BEDFORD COLLISION CENTER, LLC

BRETT MORGAN CHEVROLET-GEO, INC.

CJNS, LLC

CLASSIC AUTO GROUP, INC.

CLASSIC IMPORTS, INC.

CLASSIC MANAGEMENT COMPANY, INC.

CLASSIC TURNERSVILLE, INC.

COVINGTON PIKE DODGE, INC.

DAN YOUNG CHEVROLET, INC.

DIFEO PARTNERSHIP, INC.

EUROPA AUTO IMPORTS, INC.

FLORIDA CHRYSLER-PLYMOUTH, INC.

GENE REED CHEVROLET, INC.

GMG MOTORS, INC.

GOODSON NORTH, LLC

GOODSON PONTIAC GMC, LLC

GOODSON SPRING BRANCH, LLC

H.B.L. HOLDINGS, INC.

HBL, LLC

HT AUTOMOTIVE, LTD.

JS IMPORTS, INC.

KMPB, LLC

KMT/UAG, INC.

LANDERS AUTO SALES, INC.

LANDERS BUICK-PONTIAC, INC.

LANDERS FORD NORTH, INC.

LANDERS NISSAN, LLC

LANDERS UNITED AUTO GROUP NO. 2., INC.

LANTZSCH-ANDREAS ENTERPRISES, INC.

LATE ACQUISITION I, LLC

LATE ACQUISITION II, LLC

LMNS, LLC

LRP, LTD.

MICHAEL CHEVROLET-OLDSMOBILE, INC.

MOTORCARS ACQUISITION II, LLC

MOTORCARS ACQUISITION III, LLC

MOTORCARS ACQUISITION IV, LLC

MOTORCARS ACQUISITION V, LLC

MOTORCARS ACQUISITION, LLC

NISSAN OF NORTH OLMSTED, LLC

NORTHLAKE AUTO FINISH, INC.

PALM AUTO PLAZA, INC.

PEACHTREE NISSAN, INC.

PMRC, LLC

REED-LALLIER CHEVROLET, INC.

RELENTLESS PURSUIT ENTERPRISES, INC.

SA AUTOMOTIVE, LTD.

SAU AUTOMOTIVE, LTD.

SCOTTSDALE FERRARI, LLC

SCOTTSDALE JAGUAR, LTD.

SCOTTSDALE MANAGEMENT GROUP, LTD.

SIGMA MOTORS INC.

SK MOTORS, LTD.

SL AUTOMOTIVE, LTD.

SOMERSET MOTORS, INC.

SUN MOTORS, LTD.

THE NEW GRACELAND DODGE, INC.

TRI-CITY LEASING, INC.

UAG ATLANTA IV MOTORS, INC.

UAG CAPITOL, INC.

UAG CAROLINA, INC.

UAG CENTRAL FLORIDA MOTORS, LLC

UAG CENTRAL NJ, LLC

UAG CERRITOS, LLC

UAG CHCC, INC.

UAG CHEVROLET, INC.

UAG CLASSIC, INC.

UAG CLOVIS, INC.

UAG CONNECTICUT I, LLC

UAG CONNECTICUT, LLC

UAG DULUTH, INC.

UAG EAST, INC.

UAG FAIRFIELD CA, LLC

UAG FAIRFIELD CM, LLC

UAG FAIRFIELD CP, LLC

UAG FAYETTEVILLE I, LLC

UAG FAYETTEVILLE II, LLC

UAG FAYETTEVILLE III, LLC

UAG FINANCE COMPANY, INC.

UAG GD, LTD.

UAG GN, LTD.

UAG GP, LTD

UAG GRACELAND II, INC.

UAG GW, LTD.

UAG HOUSTON ACQUISITION, LTD.

UAG HUDSON, INC.

UAG INDIANAPOLIS, LLC

UAG INTERNATIONAL HOLDINGS, INC.

UAG KISSIMMEE MOTORS, INC.

UAG LAKE NORMAN, LLC

UAG LANDERS SPRINGDALE, LLC

UAG LOS GATOS, INC.

UAG MARIN, INC.

UAG MEMPHIS II, INC.

UAG MEMPHIS IV, INC.

UAG MEMPHIS V, INC.

UAG MENTOR ACQUISITION, LLC

UAG MICHIGAN CADILLAC, LLC

UAG MICHIGAN H1, LLC

UAG MICHIGAN H2, LLC

UAG MICHIGAN HOLDINGS, INC.

UAG MICHIGAN PONTIAC-GMC, LLC

UAG MICHIGAN T1, LLC

UAG MICHIGAN TMV, LLC

UAG NANUET I, LLC

UAG NANUET II, LLC

UAG NEVADA LAND, LLC

UAG NORTHEAST BODY SHOP, INC.

UAG NORTHEAST, INC.

UAG OF GOLDSBORO, INC.

UAG OLDSMOBILE OF INDIANA, LLC

UAG PHOENIX VC, LLC

UAG REALTY, LLC

UAG ROYAL PALM, LLC

UAG SOUTHEAST, INC.

UAG SPRING, LLC

UAG SUNNYVALE, INC.

UAG TEXAS II, INC.

UAG TEXAS, LLC

UAG TORRANCE, INC.

UAG TULSA HOLDINGS, LLC

UAG TULSA VC, LLC

UAG TURNERSVILLE MOTORS, LLC

UAG TURNERSVILLE REALTY, LLC

UAG VK, LLC

UAG WEST BAY AM, LLC

UAG WEST BAY FM, LLC

UAG WEST BAY IA, LLC

UAG WEST BAY IAU, LLC

UAG WEST BAY IB, LLC

UAG WEST BAY II, LLC

UAG WEST BAY IL, LLC

UAG WEST BAY IM, LLC

UAG WEST BAY IP, LLC

UAG WEST BAY IV, LLC

UAG WEST BAY IW, LLC

UAG WEST, LLC

UAG YOUNG II, INC.

UAG-CARIBBEAN, INC.

UNITED AUTO DODGE OF SHREVEPORT, INC.

UNITED AUTO GROUP, INC.

UNITED AUTO LICENSING, LLC

UNITED AUTOCARE PRODUCTS, LLC

UNITED NISSAN, INC., A GEORGIA CORPORATION

UNITED NISSAN, INC., A TENNESSEE CORPORATION

UNITED RANCH AUTOMOTIVE, LLC

UNITEDAUTO FIFTH FUNDING INC.

UNITEDAUTO FINANCE INC.

UNITEDAUTO FOURTH FUNDING INC.

WEST PALM AUTO MALL, INC.

WEST PALM NISSAN, INC.

WESTBURY SUPERSTORE, LTD.

WTA MOTORS, LTD.

YOUNG MANAGEMENT GROUP, INC.

By: /s/ James R. Davidson

Title: Assistant Treasurer

CLASSIC MOTOR SALES, LLC
CLASSIC ENTERPRISES, LLC
By: United Auto Group, Inc.

Member

By: /s/ James R. Davidson

Title: Executive Vice President-Finance

CLASSIC NISSAN OF TURNERSVILLE, LLC
By: Classic Management Company, Inc.

Member

By: /s/ James R. Davidson

Title: Assistant Treasurer

DAN YOUNG MOTORS, LLC
By: DAN YOUNG CHEVROLET, INC.

Member

By: /s/ James R. Davidson

Title: Assistant Treasurer

SHANNON AUTOMOTIVE, LTD.

By: UAG TEXAS, LLC

a general partner

By: /s/ James R. Davidson

Title: Treasurer

UAG CITRUS MOTORS, LLC
By: United Auto Group, Inc.

Member

By: /s/ James R. Davidson

Title: Executive Vice President – Finance

YOUNG AUTOMOTIVE HOLDINGS, LLC
UAG YOUNG AUTOMOTIVE GROUP, LLC D. YOUNG CHEVROLET, LLC
By: United Auto Group, Inc., Member

By: /s/ James R. Davidson

Title: Executive Vice President – Finance

LANDERS FORD, INC

NATIONAL CITY FORD, INC.
CENTRAL FORD CENTER, INC.
PIONEER FORD SALES, INC.

By: /s/ James R. Davidson

Title: Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO LEASING PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
HUDSON MOTOR PARTNERSHIP
OCT PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP
By: DIFEO PARTNERSHIP, INC.

a general partner

By: /s/ James R. Davidson

Title: Assistant Treasurer

AGENT:

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, as Agent

By: /s/ Janet B. Toronski

Title: Vice President – National Accounts

Signature page for the Second Amended and Restated Security Agreement dated as of September 8, 2004 among United Auto Group, Inc. (the “Company”), various subsidiaries of the Company and DaimlerChrysler Services North America LLC, as Agent.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and attached to this signature page are supplements to the Schedules to the Security Agreement setting forth all relevant information with respect to the undersigned):

[ADDITIONAL DEBTOR]

By:
Title: